Exhibit 99.1

Herbalife Ltd. Announces Record Second Quarter 2012 and Raises 2012 Earnings Guidance

  Second quarter volume points of 1.2 billion increased 23 percent with increases in each of its six regions compared to the prior year period.
  Second quarter EPS of $1.10 increased 25 percent compared to the prior year period EPS.
  Raising FY’12 EPS guidance to a range of $3.88 to $3.98.
  Board of directors approved a $0.30 per share quarterly dividend.
  Board of directors approved a new $1 billion share repurchase authorization.
  Company announces a $500 million increase in its credit facility.

LOS ANGELES--(BUSINESS WIRE)--July 30, 2012--Herbalife Ltd. (NYSE: HLF) today reported second quarter record net sales of $1.0 billion, a 17 percent increase, driven by a 23 percent increase in volume points compared to the prior year period. The company reported net income of $133.4 million, or $1.10 per diluted share, compared to the second quarter 2011 net income of $111.2 million, or $0.88 per diluted share, reflecting an increase of 20 percent and 25 percent, respectively.

“The broad strength of our business success continued throughout the second quarter with strong sales performance from each of our six regions, along with record earnings and strong cash flow,” said Michael O. Johnson, the company’s chairman and CEO. “We believe the underlying drivers of our current business success, engaged distributors focused on globalizing daily consumption sales methods and products which are relevant for today’s global macro trends of obesity and an aging population, will continue to provide the catalyst for future growth.”

For the quarter ended June 30, 2012, the company generated cash flow from operations of $137.1 million, paid dividends of $35.1 million, invested $15.0 million in capital expenditures and repurchased $239.0 million in common shares outstanding under our share repurchase program. As of July 27, 2012 the company has completed the $427.9 million repurchase agreement announced on May 3, 2012. The company repurchased a total of 9.2 million shares at an average price of $46.37.

Second Quarter Regional Key Metrics1,2

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	2Q'12	Yr/Yr % Chg	2Q'12	Yr/Yr % Chg
North America	305.0	18%	65,828	18%
Asia Pacific	313.8	29%	61,329	35%
EMEA	154.5	13%	42,972	14%
Mexico	203.9	17%	55,969	21%
South & Central America	167.2	30%	41,966	27%
China	57.7	54%	11,949	43%
Worldwide Total	1,202.1	23%	269,974	24%

Updated 2012 Guidance

Guidance for fully diluted 2012 EPS is based on the average daily exchange rates of the first two weeks of July 2012.

Based on current business trends the company’s third quarter fiscal 2012 and fiscal 2012 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	September 30, 2012		December 31, 2012
	Low	High	Low	High
Volume Point Growth vs 2011	13.0%	15.0%	17.0%	19.0%
Net Sales Growth vs 2011	10.0%	12.0%	15.0%	17.0%
Diluted EPS	$0.97	$1.01	$3.88	$3.98
Cap Ex ($ millions)	$35.0	$45.0	$110.0	$120.0
Effective Tax Rate	23.0%	25.0%	26.5%	28.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record on August 14, 2012, payable on August 30, 2012.

Share Repurchase Program Update

Following the completion of the prior $1 billion share repurchase authorization, the company’s Board of Directors authorized a new $1 billion share repurchase authorization available to be utilized over the next 5 year period, expiring on June 30, 2017.

John DeSimone, the company’s chief financial officer, said, “This additional authorization speaks to our Board’s and management’s confidence in the company’s business’ fundamentals, financial results and on-going earnings power. The company intends to continue to utilize a meaningful portion of our excess free cash flow to return value to investors.” Since 2007, the company has returned $1.5 billion to shareholders through the repurchase of approximately 52.6 million shares and $350 million in dividends for a total of approximately $1.9 billion, or 118% of net income.

Herbalife’s future share repurchases, if any, may take place from time to time at management’s discretion based on market conditions, and shares may be purchased in open-market, privately negotiated or other transactions.

Announces a New $500 million Term Note Added to its Credit Facility

The company amended its credit facility to add a new $500 million term loan to the existing $700 million senior credit facility entered into in March 2011. This new facility was arranged by Bank of America Merrill Lynch with RaboBank, HSBC and Wells Fargo as joint lead arrangers and joint book managers.

Chief financial officer John DeSimone stated, “we believe that this new credit facility is yet another reflection of the financial strength of the company and will provide additional flexibility as we look to continue to increase shareholder value.”

Second Quarter Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, July 31, 2012 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 96426914). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 96426914). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 83 countries to and through a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;
  our relationship with, and our ability to influence the actions of, our distributors;
  improper action by our employees or distributors in violation of applicable law;
  adverse publicity associated with our products or network marketing organization;
  changing consumer preferences and demands;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our distributors;
  product liability claims; and
  whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

1 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

2 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011

North America	$224,661	$185,159	$435,372	$352,159
Mexico	119,449	113,882	236,558	217,759
South and Central America	152,583	130,130	318,054	255,407
EMEA	161,635	162,017	315,627	315,954
Asia Pacific	296,548	237,103	556,496	436,406
China	77,072	51,363	134,016	97,065
Worldwide net sales	1,031,948	879,654	1,996,123	1,674,750
Cost of Sales	203,737	171,023	399,881	333,816
Gross Profit	828,211	708,631	1,596,242	1,340,934
Royalty Overrides	335,195	289,232	652,728	553,609
SGA	306,310	266,225	602,703	510,751
Operating Income	186,706	153,174	340,811	276,574
Interest Expense - net	3,169	855	4,542	3,503
Income before income taxes	183,537	152,319	336,269	273,071
Income Taxes	50,169	41,139	94,739	73,872
Net Income	133,368	111,180	241,530	199,199

Basic Shares	116,557	119,007	116,376	118,609
Diluted Shares	121,482	126,617	122,182	126,610

Basic EPS	$1.14	$0.93	$2.08	$1.68
Diluted EPS	$1.10	$0.88	$1.98	$1.57

Dividends declared per share	$0.30	$0.20	$0.60	$0.33

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	Jun 30,	Dec 31,
	2012	2011

ASSETS
Current Assets:
Cash & cash equivalents	$286,166	$258,775
Receivables, net	108,633	89,660
Inventories	262,386	247,696
Prepaid expenses and other current assets	131,919	117,073
Deferred income taxes	56,998	55,615
Total Current Assets	846,102	768,819

Property, plant and equipment, net	196,787	193,703
Deferred compensation plan assets	23,119	20,511
Deferred financing cost, net	4,222	4,797
Other assets	43,644	41,125
Marketing related intangibles and other intangible assets, net	311,428	311,764
Goodwill	105,490	105,490
Total Assets	$1,530,792	$1,446,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$79,031	$57,095
Royalty overrides	206,079	197,756
Accrued compensation	71,131	76,435
Accrued expenses	156,672	152,744
Current portion of long term debt	763	1,542
Advance sales deposits	36,298	31,702
Income taxes payable	16,356	31,415
Total Current Liabilities	566,330	548,689

Non-current liabilities
Long-term debt, net of current portion	555,051	202,079
Deferred compensation plan liability	27,118	23,702
Deferred income taxes	72,828	72,348
Other non-current liabilities	38,746	39,203
Total Liabilities	1,260,073	886,021

Commitments and Contingencies

Shareholders' equity:
Common shares	112	116
Additional paid in capital	288,050	291,950
Accumulated other comprehensive loss	(42,927)	(37,809)
Retained earnings	25,484	305,931
Total Shareholders' Equity	270,719	560,188

Total Liabilities and Shareholders' Equity	$1,530,792	$1,446,209

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	6/30/2012	6/30/2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$241,530	$199,199
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	36,613	36,657
Excess tax benefits from share-based payment arrangements	(27,212)	(19,544)
Share based compensation expenses	12,497	11,103
Amortization of discount and deferred financing costs	572	435
Deferred income taxes	(4,896)	671
Unrealized foreign exchange transaction loss (gain)	(4,909)	5,452
Write-off of deferred financing costs	-	914
Other	120	899
Changes in operating assets and liabilities:
Receivables	(21,317)	(26,966)
Inventories	(14,476)	(26,489)
Prepaid expenses and other current assets	(9,367)	(6,391)
Other assets	(3,124)	(4,977)
Accounts payable	22,948	19,411
Royalty overrides	7,932	16,873
Accrued expenses and accrued compensation	(3,516)	(2,995)
Advance sales deposits	5,199	26,323
Income taxes	15,433	16,427
Deferred compensation plan liability	3,416	3,645
NET CASH PROVIDED BY OPERATING ACTIVITIES	257,443	250,647
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(39,719)	(44,428)
Proceeds from sale of property, plant and equipment	43	190
Deferred compensation plan assets	(2,609)	(2,055)
NET CASH USED IN INVESTING ACTIVITIES	(42,285)	(46,293)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(70,310)	(38,689)
Borrowings from long-term debt	806,560	390,700
Principal payments on long-term debt	(454,371)	(408,329)
Deferred financing costs	-	(5,729)
Share repurchases	(505,636)	(115,287)
Excess tax benefits from share-based payment arrangements	27,212	19,544
Proceeds from exercise of stock options and sale of stock under
employee stock purchase plan	10,356	8,280
NET CASH USED IN FINANCING ACTIVITIES	(186,189)	(149,510)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,578)	9,073
NET CHANGE IN CASH AND CASH EQUIVALENTS	27,391	63,917
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	258,775	190,550
CASH AND CASH EQUIVALENTS, END OF PERIOD	286,166	254,467
CASH PAID DURING THE YEAR
Interest paid	$5,884	$4,062
Income taxes paid	$86,214	$49,738

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results. However, non-GAAP financial measures should not be considered substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Net income, as reported	$133,368	$111,180	$241,530	$199,199
Write-off of unamortized deferred financing cost
from debt refinancing (net of $214 tax benefit)	-	-	-	700
Net income, as adjusted	$133,368	$111,180	$241,530	$199,899

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Diluted earnings per share, as reported	$1.10	$0.88	$1.98	$1.57
Write-off of unamortized deferred financing cost
from debt refinancing	-	-	-	0.01
Diluted earnings per share, as adjusted	$1.10	$0.88	$1.98	$1.58

The following is a reconciliation of total long-term debt to net debt:

	6/30/2012	12/31/2011

Total long-term debt (current and long-term portion)	$555,814	$203,621
Less: Cash and cash equivalents	286,166	258,775
Net debt	$269,648	$(55,154)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213-745-0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213-745-0474